UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011 (February 28, 2011)

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

            NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On February 28, 2011, Armstrong World Industries, Inc. (the “Company”) issued a press release regarding its fourth quarter and full year 2010 financial results. The full text of the press release is attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item  5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 25, 2011, the Board of Directors accepted the resignation of Bettina M. Whyte, effective as of March 1, 2011. Ms. Whyte resigned, in accordance with the Company’s Corporate Governance Principles, due to a substantial change in her employment or professional position. In accordance with the terms of the 2008 Directors Stock Unit Plan (the “2008 Plan”), the Company has determined that it is appropriate and in the best interests of the Company that 2,042 units of the total 8,042 unvested units held by Ms. Whyte shall vest on February 28, 2011, and that the remaining unvested units held by Ms. Whyte shall be forfeited as of the effective date of her resignation.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

In connection with a presentation to be made in a webcast and conference call with investors on February 28, 2011 regarding the Company’s fourth quarter and full year 2010 financial results, the Company will reference two slide presentations, copies of which are furnished as Exhibits 99.2 and 99.3 to this report.

Section 8 – Other Events

Item  8.01. Other Events.

At its meeting held February 25, 2011, the Board of Directors (i) determined that the vacancy created by Ms. Bettina M. Whyte’s resignation not be filled, and (ii) set the number of directors on the Board at eleven.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No. 99.1	Press Release of Armstrong World Industries, Inc. dated February 28, 2011.

No. 99.2	Armstrong World Industries, Inc. Investor Presentation dated February 28, 2011.

N0. 99.3	Armstrong World Industries, Inc. Investor Presentation Fourth Quarter 2010, dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ JEFFREY D. NICKEL
Jeffrey D. Nickel
Senior Vice President, Secretary and General Counsel

Date: February 28 , 2011